EXHIBIT 99.3

D3 Technologies, Inc.
Financial Statements
Years Ended December 31, 2006, 2005 and 2004

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
D3 Technologies, Inc.
San Diego, California

We have audited the accompanying balance sheets of D3 Technologies, Inc. (a California corporation) as of December 31, 2006, 2005 and 2004 and the related statements of income and retained earnings, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of D3 Technologies, Inc. as of December 31, 2006, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ LevitZacks

San Diego, California
July 10, 2007

D3 Technologies, Inc. Balance Sheets
December 31, 2006, 2005 and 2004

ASSETS

	2006	2005	2004
Current Assets:
Cash	$4,214,042	$5,445,037	$1,670,496
Contract receivables, net	9,127,047	4,681,547	2,601,979
Costs and estimated earnings in excess of billings
on uncompleted contracts	119,602	86,115	3,374
Prepaid expenses	167,026	170,822	155,575
Deferred income taxes	399,000	232,000	-

Total current assets	14,026,717	10,615,521	4,431,424

Property and equipment, net	2,667,850	2,036,093	487,764
Note receivable from stockholder	-	-	96,971
Deposits	52,590	24,340	10,595

Total assets	$16,747,157	$12,675,954	$5,026,754

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$3,926,950	$3,730,840	$1,423,282
Accrued income taxes	7,288	1,177,513	-
Current portion of capital lease obligation	217,188	199,110	-

Total current liabilities	4,151,426	5,107,463	1,423,282

Capital lease obligations, less current portion	226,531	443,720	-
Deferred income taxes	195,000	79,000	-

Total liabilities	4,572,957	5,630,183	1,423,282

Stockholders' Equity:
Common stock, no par value; 25,000 shares authorized,
issued, and outstanding	50,000	50,000	50,000
Additional paid-in capital	330,832	330,832	330,832
Retained earnings	11,793,368	6,664,939	3,222,640

Total stockholders' equity	12,174,200	7,045,771	3,603,472

Total liabilities and stockholders' equity	$16,747,157	$12,675,954	$5,026,754

See accompanying notes to financial statements.

D3 Technologies, Inc.
Statements of Income and Retained Earnings
Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Contract revenues earned	$63,981,438	$39,019,264	$17,698,285
Cost of contract revenues	51,581,723	30,693,943	15,233,771

Gross profit	12,399,715	8,325,321	2,464,514

General and administrative expenses	4,034,016	2,763,961	1,843,885

Income from operations	8,365,699	5,561,360	620,629

Other income (expense):
Other expense	(5,679)	(15,580)	-
Interest expense	(52,101)	(7,235)	-
Interest income	139,510	40,754	24,414

Total other income (expense)	81,730	17,939	24,414

Income before provision for income taxes	8,447,429	5,579,299	645,043

Provision for income taxes	3,319,000	2,137,000	232,000

Net income	5,128,429	3,442,299	413,043

Retained earnings, beginning of year	6,664,939	3,222,640	2,809,597

Retained earnings, end of year	$11,793,368	$6,664,939	$3,222,640

See accompanying notes to financial statements.

D3 Technologies, Inc.
Statements of Cash Flows
Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Net income	$5,128,429	$3,442,299	$413,043
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	775,199	431,861	217,176
Deferred income taxes	(51,000)	(153,000)
(Increase) decrease in:
Contract receivables	(4,445,500)	(2,079,568)	(221,968)
Costs and estimated earnings in excess of billings
on uncompleted contracts	(33,487)	(82,741)	220,626
Prepaid expenses	3,796	(15,247)	(96,932)
Deposits	(28,250)	(13,745)	(1,439)
Increase (decrease) in:
Accounts payable and accrued expenses	412,404	2,091,264	(112,600)
Accrued income taxes	(1,170,225)	1,177,513

Net cash provided by operating activities	591,366	4,798,636	417,906

Cash flows from investing activities:
Purchases of property and equipment	(1,623,250)	(1,063,897)	(177,697)
Increase in note receivable from stockholder			(110,000)
Repayment of note receivable from stockholder	-	96,971	13,029

Net cash used in investing activities	(1,623,250)	(966,926)	(274,668)

Cash flows from financing activities:
Payments of obligations under capital leases	(199,111)	(57,169)	-

Net cash used in financing activities	(199,111)	(57,169)	-

Net increase in cash	(1,230,995)	3,774,541	143,238

Cash, beginning of year	5,445,037	1,670,496	1,527,258

Cash, end of year	$4,214,042	$5,445,037	$1,670,496

See accompanying notes to financial statements.

D3 Technologies, Inc.
Statements of Cash Flows
(Continued)
Years Ended December 31, 2006, 2005 and 2004

Supplemental disclosure of cash flow information:
	2006	2005	2004

Interest paid	$52,101	$7,235	$-
Income taxes paid	$4,540,225	$1,058,463	$550,583

Supplemental schedule of non-cash investing activities:

During 2005, the Company acquired assets by entering into capital lease obligations in the amount of $699,999.

During 2005, the Company acquired assets through a $216,294 trade payable accrual.

See accompanying notes to financial statements.

D3 Technologies, Inc.
Notes to Financial Statements
Years Ended December 31, 2006, 2005 and 2004

Note 1.	THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES

D3 Technologies, Inc.(the Company) was incorporated on May 5, 1982, under the laws of the State of California.  The Company has its corporate office in San Diego, California and other offices in Washington, Colorado, Maryland, the District of Columbia, South Carolina and Texas.  The Company provides engineering solutions to commercial and military aviation, aerospace, military weapons systems, marine and industrial markets.  The Company works with both commercial enterprises and governmental agencies.

Revenue Recognition

For the year ended December 31, 2006, approximately 99% and 1% of the Company’s revenues were from time-and-materials contracts and fixed-price contracts, respectively.  For the year ended December 31, 2005, approximately 98% and 2% of the Company’s revenues were from time-and-materials contracts and fixed-price contracts, respectively.  For the year ended December 31, 2004, approximately 96% and 4% of the Company’s revenues were from time-and-materials contracts and fixed-price contracts, respectively.  Revenue for time-and-materials contracts is recognized as the work is performed and as materials are purchased.

The Company recognizes revenue on fixed-price long-term contracts on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract.  That method is used because management considers total cost to be the best available measure of progress on the contracts.  Change orders received under contracts with customers are accounted for as part of the original contract.   Certain contract costs are subject to audit and adjustment by negotiations between the Company and the U.S. Government. Contract revenues are recorded in amounts which are expected to be realized upon final settlement.

The asset, “costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenue recognized on fixed-price contracts in excess of billings.  The liability, “billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenue recognized on fixed price contracts.

Contract costs include all labor, overhead, subcontract and material costs and those indirect costs related to contract performance.  Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.  Changes in job performance, job conditions, and estimated profitability and final contract settlements may result in revisions to estimated costs and income and are recognized in the period in which the revisions are determined.  Because of the inherent uncertainties in estimating costs, it is reasonably possible that the estimates used will change in the next year.

D3 Technologies, Inc.
Notes to Financial Statements
(continued)
Years Ended December 31, 2006, 2005 and 2004

Note 1.	THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash

Cash includes cash on hand and cash in checking and savings accounts with banks.  The Company maintains cash balances with banks that may, at times, exceed federally-insured limits.

Contract Receivables

Contract receivables are trade receivables consisting of (1) amounts billed but not yet received on fixed-price contracts and (2) revenues earned (billed and unbilled) on time and material contracts.  Contract receivables are stated at the amount management expects to collect from outstanding balances.  Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts.  Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to receivables.

Property and Equipment

Property and equipment are stated at cost.  Depreciation is computed using the straight-line method over estimated useful lives of the related assets.  Property and equipment under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset.  Repairs and maintenance are charged to expense as incurred.

Income Taxes

Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amount of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

D3 Technologies, Inc.
Notes to Financial Statements
(continued)
Years Ended December 31, 2006, 2005 and 2004

Note 1.	THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

Advertising costs are expensed as incurred.  The company had advertising expense of $67,246 in 2006, $5,430 in 2005 and $8,760 in 2004.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Reclassifications

Certain expenses previously presented as general and administrative expenses have been reclassified to cost of contract revenues in the 2006 and 2005 statements of income.  Management believes that this presentation is a better representation of the Company’s operations.  These reclassifications totaled $9,153,816 in 2006 and $5,810,614 in 2005 and have no effect on income from operations or net income.

Note 2.	CONTRACT RECEIVABLES

	2006	2005	2004

Contracts receivable, billed	$7,944,555	$3,343,262	$1,899,975
Contracts receivable, unbilled	1,232,492	1,388,285	722,004

	9,177,047	4,731,547	2,621,979
Less allowance for doubtful accounts	(50,000)	(50,000)	(20,000)

	$9,127,047	$4,681,547	$2,601,979

D3 Technologies, Inc.
Notes to Financial Statements
(continued)
Years Ended December 31, 2006, 2005 and 2004

Note 3.	COSTS AND ESTIMATED EARNINGS (LOSSES) ON UNCOMPLETED CONTRACTS

	2006	2005	2004

Costs incurred on uncompleted contracts	$73,554	$88,755	$3,374
Estimated earnings (losses)	46,048	(2,640)

Less billings	119,602	86,115	3,374

	$119,602	$86,115	$3,374

Included in the accompanying balance sheets under the following captions:
Costs and estimated earnings in excess of billings on uncompleted contracts	$119,602	$86,115	$3,374
Billings in excess of costs and estimated
earnings on uncompleted contracts
	$119,602	$86,115	$3,374

Note 4.	PROPERTY AND EQUIPMENT

	2006	2005	2004

Computers and equipment	$3,622,614	$2,673,798	$797,577
Computer hardware and software under capital leases	699,999	699,999
Furniture and fixtures	780,467	447,001	148,518
Leasehold improvements	361,181	235,258	148,562

	5,464,261	4,056,056	1,094,657

Less accumulated depreciation and
amortization, including $239,506 and $89,876 related to computer hardware and software under capital leases as of December 31, 2006 and 2005, respectively.	(2,796,411)	(2,019,963)	(606,893)

	$2,667,850	$2,036,093	$487,764

D3 Technologies, Inc.
Notes to Financial Statements
(continued)
Years Ended December 31, 2006, 2005 and 2004

Note 5.	NOTE RECEIVABLE FROM STOCKHOLDER

At December 31, 2004, the Company has a note receivable from a stockholder.  The note bears interest at 5% and is payable in minimum bi-weekly installments of $450.  The balance of the note was $96,971 as of December 31, 2004.  The note was repaid in full in 2005.

Note 6.	LINE OF CREDIT

The Company has a $1,000,000 revolving line of credit agreement with a bank.  The unpaid principal balance will bear interest at an annual rate equal to the prime rate announced by the bank, which was 8.25%, 7.25% and 5.25% at December 31, 2006, 2005 and 2004, respectively.  All unpaid principal and interest is due October 5, 2007.  The line is collateralized by substantially all of the Company’s assets and is guaranteed by a stockholder.  Under the terms of the line of credit agreement the Company is required to maintain certain financial ratios.  There was no outstanding balance as of December 31, 2006, 2005 and 2004.

Note 7.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                        Accounts payable and accrued expenses consist of the following:

	2006	2005	2004

Accrued compensation and related taxes	$2,740,651	$1,912,691	$777,726
Accounts payable	490,688	1,015,193	471,941
Other	695,611	802,956	173,615

	$3,926,950	$3,730,840	$1,423,282

Note 8.	CAPITAL LEASES

The Company is the lessee of computer hardware and software under capital leases expiring in various years through October 2010. The assets are amortized over the shorter of their related lease terms or their estimated productive lives and the amortization is classified with depreciation expense.

D3 Technologies, Inc.
Notes to Financial Statements
(continued)
Years Ended December 31, 2006, 2005 and 2004

Note 8.	CAPITAL LEASES (continued)

                       Minimum future lease payments under capital leases for the years ending December 31 are as follows:

2007	$247,636
2008	213,414
2009	12,181
2010	10,151

Total minimum lease payments	483,382
Less amount representing interest	(39,663)

Present value of minimum lease payments	443,719
Less current portion	(217,188)

$226,531

Note 9.	OPERATING LEASES

The Company leases office space and vehicles under noncancellable operating leases expiring through December 2011.  Total rent expense was approximately $573,600, $382,000 and $320,000 for the years ended December 31, 2006, 2005 and 2004, respectively.  Future minimum lease payments under noncancellable operating leases for years ending December 31 are as follows:

2007	$589,852
2008	598,234
2009	312,171
2010	195,523
2011	175,231

$1,871,011

D3 Technologies, Inc.
Notes to Financial Statements
(continued)
Years Ended December 31, 2006, 2005 and 2004

Note 10.	INCOME TAXES

                      The net deferred tax asset and liability in the accompanying balance sheets include the following amounts of deferred tax assets and liabilities:

Current:
	2006	2005	2004

Deferred Tax asset	$399,000	$232,000	$-

Long-term:

Deferred tax liability	$(195,000)	$79,000	$-

The provision for (benefit from) income taxes consists of the following:

Current:
Federal	$2,998,000	$2,039,473	$197,803
State	372,000	250,527	34,197

	3,370,000	2,290,000	232,000

Deferred:
Federal	(52,000)	(127,000)	-
State	1,000	(26,000)	-

	(51,000)	(153,000)	-

Total	$3,319,000	$2,137,000	$232,000

D3 Technologies, Inc.
Notes to Financial Statements
(continued)
Years Ended December 31, 2006, 2005 and 2004

Note 10.	INCOME TAXES (continued)

Deferred income taxes result from temporary differences attributable to depreciation and amortization, accrued vacation, the allowance for doubtful accounts, and state taxes.  The income tax expense is different from the amount which would result from applying the statutory federal income tax rate primarily due to state income taxes, net of apportionment.

Note 11.	COMMON STOCK PURCHASE AGREEMENT

The Company and its stockholders have an agreement which governs all stock transfers.  Under the terms of this agreement, all stock transfers are subject to first refusal rights by either the Company or current stockholders.

Note 12.	CUSTOMER CONCENTRATIONS

The Company grants unsecured credit to its customers.

For the year ended December 31, 2006, two customers accounted for approximately 75% of revenues.  These same two customers accounted for approximately 78% of contract receivables at December 31, 2006.  For the year ended December 31, 2005, three customers accounted for approximately 85% of revenues.  These same customers accounted for approximately 76% of contract receivables as of December 31, 2005.  For the year ended December 31, 2004, three customers accounted for approximately 74% of revenues.  These same customers accounted for approximately 63% of contract receivables as of December 31, 2004.

Note 13.	RETIREMENT PLAN

The Company sponsors a 401(k) plan for its employees and may make discretionary contributions to the plan.  The Company contributed $400,000, $220,000 and $67,500 to the plan for the years ended December 31, 2006, 2005, and 2004, respectively.

D3 Technologies, Inc.
Notes to Financial Statements
(continued)
Years Ended December 31, 2006, 2005 and 2004

Note 14.          SUBSEQUENT EVENTS

As of July 2007, the Company’s stockholders were negotiating the sale of their shares of common stock to LMI Aerospace, Inc. (LMI).  Under the terms of a stock purchase agreement between these parties, LMI would purchase the 25,000 shares of common stock outstanding for $65 million in cash.  The proposed stock purchase agreement specifies certain closing conditions which must be met to finalize the sale.